STATE OF FLORIDA
                                [Graphic Omitted]
                               DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on November 12, 2004, effective November 22, 2004, to Articles of Incorporation for THE JACKSON RIVERS COMPANY, a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H04000226273. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number for this corporation is P01000045978.

Authentication Code:  604A00064689-111204-P01000045978-1/1




[GRAPHIC OMITTED]                  Given under my hand and the Great Seal of the
  [STATE SEAL]                     State of Florida, at Tallahassee, the
                                   Capital, this the Twelfth day of November,
                                   2004

                                             /s/ Glenda E. Hood
                                             Glenda E. Hood
                                             Secretary of State

                              Articles of Amendment
                                       to
                            Articles of Incorporation
                                       of

                           THE JACKSON RIVERS COMPANY
-------------------------------------------------------------------------------
    (Name of corporation as currently filed with the Florida Dept. of State)


                                  P01000045978
       ------------------------------------------------------------------
                   (Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this FLORIDA PROFIT CORPORATION adopts the following amendment(s) to its Articles of
Incorporation:

NEW CORPORATE NAME (IF CHANGING):
---------------------------------

--------------------------------------------------------------------------------
(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.") (A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or
-------------------
Article Title(s) being amended, added or deleted: (BE SPECIFIC)
                                                  -------------

Article V. as previously amended, is hereby further amended as follows:
-----------------------------------------------------------------------

On November 22 (the "Effective Date"), the issued shares of the common stock,
--------------------------------------------------------------------------------
par value $0.001 per share (the "Old Common Stock"), outstanding or held as
--------------------------------------------------------------------------------
treasury shares as of the open of business on the Effective Date, shall
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automatically and without any action on the part of the holders of the Old
--------------------------------------------------------------------------------
Common Stock be reverse split (the "Split") on a one-for-one thousand basis so
--------------------------------------------------------------------------------
that one thousand shares of the Old Common Stock shall be converted into and
--------------------------------------------------------------------------------
reconstituted as one share of Common Stock, par value $0.00001 per share (the
--------------------------------------------------------------------------------
"New Common Stock"). Any fractional shares resulting from the Split shall be
--------------------------------------------------------------------------------
rounded up to the nearest share of the New Common Stock. Each holder of a
--------------------------------------------------------------------------------
certificate or certificates which immediately prior to the Effective Date
--------------------------------------------------------------------------------
(CONTINUATION ATTACHED)
--------------------------------------------------------------------------------
                     (Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
                                   (continued)

THE DATE OF EACH AMENDMENTS(S) ADOPTION: November 10, 2004
                                         ---------------------------------------

EFFECTIVE DATE IF APPLICABLE: November 22, 2004
                  ----------  ------------------------------------------------
                             (no more than 90 days after amendment file date)

ADOPTION OF AMENDMENTS(S)     (CHECK ONE)
                               ---------

     [_] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendments(s) by the shareholders was/were sufficient for approval.

     [_] The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The number of votes cast for the amendments(s) was/were sufficient for approval by ___________________________________."
                                                               (voting group)

     [X] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

     [_] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 10th day of November, 2004.
            ----       --------- ------

          Signature /s/ Dennis N. Lauzon
                    ------------------------------------------------------------
                    (By a director, president or other officer if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

                                 DENNIS N. LAUZON
                    ------------------------------------------------------------
                                (Typed or printed name of person signing)

                                 PRESIDENT
                    ------------------------------------------------------------
                                       (Title of person signing)


                                 FILING FEE: $35

                           THE JACKSON RIVERS COMPANY
                   CONTINUATION FOR THE ARTICLES OF AMENDMENT


     represented outstanding shares of Old Common Stock (the "Old Certificates") shall, from and after the Effective Date, be entitled to receive a certificate or certificates representing the shares of New Common Stock into which the shares of Old Common Stock formerly represented by such Old Certificates are reclassified under the terms hereof. Until surrender, each Old Certificate will continue to be valid and represent New Common Stock equal to one-thousandth the number of the share of Old Common Stock excluding and fractional shares. The shares of Old Common Stock are hereby changed into shares of New Common Stock at the rate of one-for-one thousand. The par value of the Company's preferred stock is hereby changed to $0.00001 per share.